Exhibit 99.2








                            Foamex International Inc.
                              1000 Columbia Avenue
                                Linwood, PA 19061

                                  July 31, 2000



The Bank of Nova Scotia
One Liberty Plaza
New York, New York 10006

Attention:  D. Norman Gillespie

                    Foamex International Inc. Share Exchange
                    ----------------------------------------
Dear Sirs:

            This will confirm our agreement concerning a portion of the 7,197,426 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Foamex International Inc. ("Foamex") currently held of record by Trace Foam Sub, Inc. ("Trace") and Trace International Holdings, Inc. ("TII"), which are subject to liens and security interests in favor of The Bank of Nova Scotia ("Scotia Bank"), a creditor of TII, the holder of all of the outstanding shares of capital stock of Trace, and of Trace.
            We understand that Scotia Bank and John S. Pereira, in his capacity as the Chapter 7 trustee for the estates of Trace and TII (the "Trustee"), have entered into a Stipulation of Settlement (the "Stipulation of Settlement") in the form attached hereto as Exhibit "A," which is subject to approval by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Stipulation of Settlement provides, among other things, that Scotia Bank will have the right to take title to 1,500,000 of the Shares so that the agreement described herein may be effectuated.
            Foamex and Scotia Bank desire to facilitate the orderly transfer of Common Stock held of record by Trace to Scotia Bank (and its potential transferees) following Bankruptcy Court approval of the Stipulation of Settlement in a manner that does not constitute a "change in control", as defined in instruments governing certain outstanding indebtedness issued by Foamex L.P. and Foamex Carpet Cushion, Inc., subsidiaries of Foamex. Accordingly, Foamex and Scotia Bank hereby agree as follows:

            1.  The Share Exchange. On the terms and subject to the conditions
                ------------------
set forth herein, at the Closing (as defined below), (a) Scotia Bank shall transfer, assign and deliver to Foamex a certificate representing 1,500,000 shares of Common Stock (the "Exchanged Shares"), together with stock powers endorsed in blank, and (b) Foamex shall issue, in exchange for the Exchanged Shares, a certificate registered in the name of Scotia Bank representing 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of Foamex. The Series B Preferred Stock shall have the rights, terms and preferences as set forth in


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                                                                               2


the form of Certificate of Designations attached hereto as Exhibit "B" (the "Certificate"). The exchange contemplated by this paragraph 1 is referred to herein as the "Share Exchange").

            2.  Closing. The closing of the Share Exchange (the "Closing") shall
                -------
take place within two business days following the satisfaction or waiver of the conditions set forth in paragraph 5 below at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019.

            3.  Foamex Representations and Warranties.  Foamex represents and
                -------------------------------------
warrants to Scotia Bank as follows:

                (a)     Organization and Good Standing. Each of Foamex and its
                        ------------------------------
material subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Foamex and its material subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, condition (financial or otherwise) or the results of operations of Foamex and its material subsidiaries, taken as a whole.

                (b)     Authorization; Binding Agreement. Foamex has all
                        --------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Foamex and constitutes the legal, valid and binding agreement of Foamex enforceable against Foamex in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                (c)     Filings; Consents. Except for (i) the filing of the
                        -----------------
Certificate with the Secretary of State of Delaware, (ii) obtaining an appropriate determination from the Administrative Agents under each of (A) the Second Amended and Restated Foamex International Guaranty, dated as of February 27, 1998, as amended, made by Foamex in favor of Citicorp USA, Inc., as Collateral Agent, and (B) the Foamex International Guaranty, dated as of February 27, 1998, as amended, made by Foamex in favor of Citicorp USA, Inc., as intercreditor collateral agent, in each case with respect to the amendment to the Foamex Certificate of Incorporation upon the filing of the Certificate (collectively, the "Determinations"), and (iii) any necessary filings with the Securities and Exchange Commission to report the Share Exchange, Foamex is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or other party in connection with the execution and delivery by Foamex of this Agreement and the performance by it of the transactions contemplated hereby. The execution and delivery of this Agreement by Foamex and the performance by it of the transactions contemplated hereby do not and will not conflict with or violate any statute, ordinance, rule or regulation applicable to Foamex, or any writ or injunction


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                                                                               3


to which Foamex is a party or by which Foamex or its properties are bound, and do not and will not breach, conflict with or violate, or cause an event of default under, any Credit Documents listed on Schedule I to the opinion of counsel dated as of the date of this Agreement, provided to Citicorp USA, Inc. and Scotia Bank as Administrative Agents under each of the Foamex L.P. Credit Agreement and the Foamex Carpet Credit Agreement (as each such term is defined in the Certificate) ("Schedule I"). The Common Stock Transfer (as defined in paragraph 6(c) below) does not and will not breach, conflict with or violate, or cause an event of default under, any Credit Documents listed on Schedule 1. A copy of Schedule I is attached hereto.

                (d)     Preferred Stock. The shares of Series B Preferred Stock
                        ---------------
to be issued hereunder to Scotia Bank shall be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                (e)     Capitalization. On the date of this Agreement, there are
                        --------------
25,059,994 shares of Common Stock issued and outstanding. On the date of this Agreement, Foamex has no other shares of capital stock issued and outstanding.

            4.  Scotia Bank Representations and Warranties.  Scotia Bank
                ------------------------------------------
represents and warrants to Foamex as follows:

                (a)     Filings; Consents. Except for the approval of the
                        -----------------
Stipulation of Settlement by the Bankruptcy Court and any necessary filings with the Securities and Exchange Commission to report the Share Exchange or the Common Stock Transfer (as defined below), Scotia Bank is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or other party in connection with the execution and delivery by Scotia Bank of this Agreement and the performance by it of the transactions contemplated hereby. The execution and delivery by Scotia Bank and the performance by it of the transactions contemplated hereby does not and will not conflict with or violate any statute, ordinance, rule or regulation applicable to Scotia Bank, or any writ or injunction to which Scotia Bank is a party or by which Scotia Bank or its properties are bound, and does not and will not conflict with, or cause an event of default under, any material contract to which Scotia Bank is a party.

                (b)     Exchange. Upon approval of the Stipulation of Settlement
                        --------
by the Bankruptcy Court, Scotia Bank will have full power and authority to cause the Trustee to deliver the Exchanged Shares to Foamex at the Closing. Foamex will acquire good and marketable title thereto, free and clear of any mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances or demands whatsoever, all to the extent created by or at the direction of Scotia Bank.

                (c)     Investment Intent. The shares of Series B Preferred
                        -----------------
Stock to be acquired by Scotia Bank pursuant to this Agreement will be acquired for its own account and with no intention of distributing or reselling such securities or the Common Stock issuable upon conversion thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such shares under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from


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such registration available under the Securities Act. If Scotia Bank should in the future decide to dispose of any of the shares of Series B Preferred Stock or any Common Stock into which such shares may be converted, Scotia Bank understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing all of the shares of Series B Preferred Stock or any Common Stock into which such shares may be converted to the following effect: "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

            5.  Conditions to Obligations.  The obligation of Foamex and
                -------------------------
Scotia Bank to consummate the Share Exchange shall be subject to the fulfillment at or prior to the Closing, of the following conditions, any of which may be waived by the mutual agreement of Foamex and Scotia Bank:

                (a) Each of the representations and warranties contained in paragraphs 3 and 4 hereof shall be true and correct in all material respects as of the date of the Closing, and Scotia Bank and Foamex shall have complied in all material respects with the covenants contained in paragraphs 6 and 7 hereof to the extent such covenants are to be performed prior to Closing.

                (b) The Certificate shall have been duly filed with the Secretary of State of Delaware.

                (c)     Foamex shall have received the Determinations.

                (d) The Bankruptcy Court shall have approved the Stipulation of Settlement by entry of an order in all material respects satisfactory to Foamex and Scotia Bank, which order (i) shall not have been stayed, modified or reversed and (ii) shall have become a final, non-appealable order.

                (e) No action, suit or other proceeding shall be pending before any court, governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                (f) Counsel to Foamex shall have delivered an opinion to Scotia Bank substantially in the form of Exhibit "C" hereto.

                (g)     The Closing shall occur on or before October 31, 2000.


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                                                                               5


            6.  Covenants of Foamex.
                -------------------

                (a) Foamex covenants that it at all times will reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, up to 1,500,000 shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. Foamex covenants that any shares of Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable.

                (b) If Foamex adopts a stockholder rights plan, such plan shall provide that the shares of Common Stock to be held by the Trustee or Scotia Bank immediately following the Share Exchange shall be "grandfathered" under the terms of such plan, so as not to trigger the exercisability of any rights issued thereunder solely as a result of a person or entity acquiring such shares from the Trustee, Scotia Bank or their respective transferees; provided
                                                                      --------
that any additional shares of Common Stock acquired by a holder who beneficially owns such initial amount shall trigger such exercisability.

                (c) After the Closing, Foamex shall cooperate in the transfer of the 5,697,426 shares of Common Stock by the Trustee to Scotia Bank contemplated by Section 4 of the Stipulation of Settlement (the "Common Stock Transfer").

            7.  Covenant of Scotia Bank. Prior to consummation of the Share
                -----------------------
Exchange, Scotia Bank shall not take title to, or otherwise become the beneficial owner of any shares of Common Stock, whether acquired from the Trustee or otherwise, except in an amount up to 53,000 shares of Common Stock owned by Scotia Bank as of the date of this Agreement.

            8.  Miscellaneous.
                -------------

                (a) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                (b) No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                (c) This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

                (d) This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.


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                                                                               6


                (e) All representations, warranties and covenants of the parties shall survive the Closing.

            If Scotia Bank agrees to the foregoing, please sign as indicated below and return a copy to the undersigned.

                                    FOAMEX INTERNATIONAL INC.



                                    By: /s/    John G. Johnson, Jr.
                                        -----------------------------------
                                        Name:  John G. Johnson, Jr.
                                        Title: President and Chief Executive
                                               Officer
Agreed to:

THE BANK OF NOVA SCOTIA



By:  /s/    D. N. Gillespie
     -------------------------------
     Name:  D. N. Gillespie
     Title: Managing Director



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                                                                      Schedule I



                                Credit Documents
                                ----------------

1. Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, and as further amended and restated as of June 29, 1999, among Foamex L.P., FMXI, Inc., the institutions from time to time party thereto as Lenders and Issuing Banks and Citicorp USA, Inc. and The Bank of Nova Scotia, as Administrative Agents (the "Foamex L.P. Administrative Agents"), as amended by Amendment to Foamex Credit Agreement, dated as of December 23, 1999, and Amendment No. 2 to Foamex Credit Agreement, dated as of February 18, 2000 (as so amended, the "Foamex L.P. Credit Agreement").

2. Second Amended and Restated Foamex International Guaranty, dated as of February 17, 1998, made by Foamex International Inc. in favor of Citicorp USA, Inc., as Collateral Agent, as amended by Amendment No. 1 to Second Amended and Restated Foamex International Guaranty, dated as of March 11, 1999.

3. Foamex International Pledge Agreement, dated as of June 30, 1999, made by Foamex International Inc. in favor of Citicorp USA, Inc., as Collateral Agent.

4. Foamex Security Agreement, dated as of June 12, 1997, made by Foamex L.P. in favor of Citicorp USA, Inc., as Collateral Agent (copy reviewed), as amended by First Amendment to Foamex Security
      Agreement, dated as of December 23, 1997 (obtained from LEXIS).

5. Amended and Restated Foamex Pledge Agreement, dated as of June 30, 1999, made by Foamex L.P. in favor of Citicorp USA, Inc., as Collateral Agent.

6. Amended and Restated Partnership Pledge Agreement, dated as of June 30, 1999, made by Foamex International Inc. and FMXI, Inc. in favor of Citicorp USA, Inc., as FII Intercreditor Collateral Agent.

7. Credit Agreement, dated as of February 27, 1998, among Foamex Carpet Cushion, Inc., the institutions from time to time party thereto as Lenders and Issuing Banks and Citicorp USA, Inc. and The Bank of
      Nova Scotia, as Administrative Agents (the "FCC Administrative Agents"), as amended by Amendment No. 1 to Credit Agreement, dated as of October 30, 1998, Amendment No. 2 to Credit Agreement, dated as of March 12, 1999, Amendment No. 3 to Credit Agreement, dated as of June 30, 1999 and Amendment No. 4 to Credit Agreement, dated as of February 18, 2000 (as so amended, the "FCC Credit Agreement").

8. Foamex International Guaranty, dated as of February 27, 1998, made by Foamex International Inc. in favor of Citicorp USA, Inc., as Collateral Agent, as amended by Amendment No. 1 to Foamex
      International Guaranty, dated as of March 12, 1999.

9. Indenture, dated as of June 12, 1997, by and among Foamex L.P. and Foamex Capital Corporation, as Issuers, General Felt Industries, Inc., Foamex Fibers, Inc., and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of December 23, 1997, the Second Supplemental Indenture thereto, dated as of February 27, 1998, and the Third Supplemental Indenture thereto, dated as of September 30, 1998 (as so supplemented, the "June 12, 1997 Indenture").

10. Indenture, dated as of December 23, 1997, by and among Foamex L.P. and Foamex Capital Corporation, as Issuers, General Felt Industries, Inc., Foamex Fibers, Inc., Foamex LLC, Crain Holdings Corp. and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture thereto, dated as of February 27, 1998, and the Second Supplemental Indenture thereto, dated as of September 30, 1998 (as so supplemented, the "December 23, 1997 Indenture").

11. $70,200,000 Promissory Note, dated February 27, 1998, made by Foamex Carpet Cushion, Inc. in favor of Foam Funding LLC (f/k/a Trace Foam LLC), as amended by Amendment to Promissory Note, dated as of March 15, 1999, Amendment to Promissory Note, dated as of June 30, 1999, and Amendment to Promissory Note, dated as of February 18, 2000 (as so amended, the "FCC Promissory Note").

12. $7,014,864 Subordinated Promissory Note, dated May 6, 1993, made by Foamex L.P. in favor of John Rallis (copy reviewed).

13. $2,490,000 Revolving Note, dated October 20, 1999, made by Foamex International Inc. in favor of Foamex L.P.

14. Commitment Letter, dated August 19, 1999, between The Bank of Nova Scotia and Foamex Canada Inc.